    As filed with the Securities and Exchange Commission on December 1, 1998
                                                    Registration No. 333-39537

===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             -----------------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             -----------------------

                             PATTERSON ENERGY, INC.
               (Exact name of registrant as specified in charter)

           Delaware                                  75-2504748
(State or other jurisdiction of            (I.R.S. Employer Identification No.)
incorporation or organization)

                               4510 Lamesa Highway
                               Snyder, Texas 79549
                                 (915) 573-1104

   (Address, including zip code and telephone number, including area code, of registrant's principal executive offices)

                                Cloyce A. Talbott
                               4510 Lamesa Highway
                               Snyder, Texas 79549
                                 (915) 573-1104

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   Copies to:

                            Thomas H. Maxfield, Esq.
                              Baker & Hostetler LLP
                           303 East Seventeenth Avenue
                                   Suite 1100
                             Denver, Colorado 80203


                             -----------------------


         IN ACCORDANCE WITH THE UNDERTAKING CONTAINED IN PARAGRAPH 1(c) OF ITEM 17, "UNDERTAKING," IN PART II OF THE ORIGINAL FILING OF THE REGISTRATION STATEMENT, THE REGISTRANT HEREBY REMOVES 800,000 SHARES (GIVES EFFECT TO 2-FOR-1 STOCK SPLIT EFFECTED IN JANUARY 1998) FROM REGISTRATION HEREUNDER, WHICH SHARES REMAINED UNSOLD AT THE TERMINATION OF THE OFFERING.


                             -----------------------





         The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

===============================================================================

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Snyder, State of Texas on the 1st day of December, 1998.

                                        PATTERSON ENERGY, INC.



                                        By:  /s/   A. Glenn Patterson
                                             ---------------------------------
                                             A. Glenn Patterson, President


         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed as of December 1, 1998, by the following persons in the capacities indicated:


                 /s/  Cloyce A. Talbott                   Chairman of the Board, Director and Chief Executive
-------------------------------------------------------   Officer
                   Cloyce A. Talbott
              Principal Executive Officer

                 /s/  A. Glenn Patterson                  President, Chief Operating Officer and Director
-------------------------------------------------------
                  A. Glenn Patterson

                         *                                Director
-------------------------------------------------------
                    Robert C. Gist

                         *                                Director
-------------------------------------------------------
                   Kenneth E. Davis

                         *                                Director
-------------------------------------------------------
                 Vincent A. Rossi, Jr.

                   /s/ James C. Brown                     Vice President--Finance, Secretary and Treasurer and
-------------------------------------------------------   Chief Financial Officer
                     James C. Brown
            (Principal Accounting Officer)



*By:         /s/  Cloyce A. Talbott
         -----------------------------------
         Cloyce A. Talbott, Attorney-in-Fact




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